Exhibit 3.14

COMPOSITE CERTIFICATE OF FORMATION

OF

WPZ GP LLC

(as amended as of July 24, 2012 and February 2, 2015)

1. Name . The name of the Company is “WPZ GP LLC.”

2. Registered Office; Registered Agent . The address of the registered office required to be maintained by Section 18-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 18-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801